EXHIBIT 10.13
                                  -------------


      AGREEMENT AND LETTER OF INTENT, DATED SEPTEMBER 18, 2002, BETWEEN THE
                 COMPANY AND JVF INTERNATIONAL SOLUTIONS, INC.

                               September 18, 2002


Mr. Julio Vazquez
President
JVF International Solutions, Inc.
250 Tetuan Street
Old San Juan
San Juan, Puerto Rico  00902


    Re: Letter of Intent - JVF International Solutions, Inc.

Dear Julio:

          This letter serves as a formal agreement and letter of intent to and between Medstrong International Corporation, hereinafter "Medstrong", and JVF International Solutions, Inc., hereinafter "JVF". The purpose of this letter of intent is to summarize the agreements between the Parties and will have the effects of a formal agreement and will work as a permanent agreement until superseded by another written agreement to that effect.

          The contents of this letter of intent is the product of previous discussions among the Parties.

          OBJECTIVE: To grant to JVF to exclusive rights to fully develop, market and sell Medstrong's Patient Data Quickly (PDQ) Medical Record Online programs in the described main territory and nonexclusive on the additional territory.

          MAIN TERRITORY: Puerto Rico, U.S. Virgin Island, British Virgin Island, the Caribbean and Venezuela subject to price condition.

          ADDITIONAL  TERRITORY:   Central  America,  South  America  and  other
territories not included in the Main Territory.

          EXPRESS EXCLUSION: The parties agree the transactions with MAPFRE or it's subsidiaries are excluded from this agreement.

          PRICE: Purchase price of the exclusivity agreement is $250,000 plus $50,000 for exclusive rights for Venezuela, which price includes 1,000,000 shares of common stock of Medstrong International Corporation, payable $100,000

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thirty  (30) days after the  execution  of this Letter of Intent,  and  $150,000 ninety (90) days thereafter or $100,000 with Venezuela territory.

          SUPPORT: At the request of JVF, Medstrong will supply technical and marketing support, including but not limited to: the System/Web platform to Spanish, as well as sales materials, Company/Product information brochures, POP materials, etc. in Spanish and will provide all training that JVF deems necessary and all other support necessary to build the business. Limited to $15,000 total.

          COMPENSATION: JVF will be compensated pursuant to the following:

          A. $3,000 payable ten (10) days after the execution of the Letter of Intent, and $1,000 monthly for the next nine (9) consecutive months. As an advance against commission reaches or achieves $1,000 per month, the advance stops.

          B.   For direct retail in the main territories Medstrong will pay

               20% commissions and renewals will be apart of item C below.

          C.   JVF will execute all renewals and pay a $5.00 fee to Medstrong

          D. Special sales deals involving large volume accounts. PDQ may be sold to the representative at a net price, based on volume. JVF will purchase PDQ basic at a front end net cost of $2.50 per unit.

          PRODUCTION QUOTAS: JVF shall achieve a production quote of $250,000 per year commencing the second full year from the inception of the agreement.


          REMITTANCE AND CURRENCY: PDQ product sales revenue payment and funds flow will be due at the time when the sales is registered in the website.

          REPORTING: JVF and Medstrong shall report to each other on a monthly basis all territory sales. Medstrong shall provide the renewal expiration reports ninety (90) days in advance of due date.

          NEWS RELEASE: Both parties agree to the mutual issue of a Press Release announcing the relationship.

          TERMINATION:

          A.   By notice given by any party with sixty (60) days notice.
          B.   Immediately for cause.
          C.   By noncompliance with production quotas.


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          Any such  termination will have effect when all amount dues to JVF are liquidated.


          APPLICABLE STATUTES: The agreement will be governed by the laws of the Commonwealth of Puerto Rico.

          IN WITNESS WHEREOF, this being the agreement between the parties, we hereby execute this Letter of Intent this 19th day of September, 2002, at Fort Lauderdale, Florida.


MEDSTRONG INTERNATIONAL CORP.



BY:
   ------------------------
         Jerry R. Farrar
         President/CEO


JVF INTERNATIONAL SOLUTIONS, INC.



BY:
   ------------------------
         Julio Vazquez
         President/CEO


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